                                                                          Page 1
Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                         Statement to Certificateholders
                         January 18 2000

   DISTRIBUTION IN DOLLARS
        ORIGINAL         PRIOR                                                                                  CURRENT
        FACE             PRINCIPAL                                                          REALIZED  DEFERRED  PRINCIPAL
CLASS   VALUE            BALANCE          PRINCIPAL       INTEREST       TOTAL              LOSES     INTEREST  BALANCE
A1      357,735,172.00   138,558,020.19    5,216,030.89     877,091.51   6,093,122.40       0.00      0.00      133,341,989.30
A2       40,000,000.00    15,492,803.73      583,228.19      98,620.30     681,848.49       0.00      0.00       14,909,575.54
R                 0.00             0.00            0.00     243,950.26     243,950.26       0.00      0.00                0.00
TOTALS  397,735,172.00   154,050,823.92   5,799,259.080   1,219,662.07   7,018,921.15       0.00      0.00      148,251,564.84

SI        8,117,044.50    17,609,662.66            0.00     126,404.93  -2,841,031.12   7,406.87      0.00       20,569,691.84

    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                       PASS-THROUGH RATES
         PRIOR                                                        CURRENT                  CURRENT
         PRINCIPAL                                                    PRINCIPAL        CLASS   PASS THRU
CLASS    FACTOR           PRINCIPAL     INTEREST       TOTAL          FACTOR                   RATE
A1         387.32009328   14.58070466    2.45178998     17.03249464     372.73938862   A1      6.702500 %
A2         387.32009325   14.58070475    2.46550750     17.04621225     372.73938850   A2      6.740000 %
TOTALS     387.32009328   14.58070467    3.06651801     17.64722269     372.73938861

SI       2,169.46730550     .00000000   15.57277775   -350.00807498   2,534.13564999   SI       .000000 %

IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
Matthew  Duncan
The Chase Manhattan Bank - Structured Finance Services
450 West 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-8651
Fax: 212) 946-8302
Email: Matthew.Duncan@Chase.com

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                          Page 2
Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                 January 18 2000

Sec. 4.01(i)     Principal Collections recieved during the Collection Period      5,850,611.67
                 Interest Collections recieved during the Collection Period       1,319,136.62
                 Additional Draw Amount                                             117,012.23

Sec. 4.01(iii)   Floating Allocation Percentage                                    89.861374 %
                 Fixed Allocation Percentage                                       98.000000 %

Sec. 4.01(iv)    Investor Certificate Interest Collections                        1,120,360.93
Sec. 4.01(v)     Investor Certificate Principal Collections                       5,733,599.44

Sec. 4.01(vi)    Seller Interest Collections                                        126,404.93
                 Seller Principal Collections                                       117,012.23

Sec. 4.01(xi)    Accelerated Principal Distribution Amount                               10.58
                 Accelerated Principal Distribution Amount Actually Distributed          10.58

Sec. 4.01(xiii)  Amount Required to be Paid by Seller                                     0.00
                 Amount Required to be Paid by Servicer                                   0.00

Sec. 4.01(xiv)   Servicing Fee                                                       72,370.77
                 Accrued and Unpaid Servicing Fees                                        0.00

Sec. 4.01(xv)    Liquidation Loss Amounts (Net of Charge Off Amounts)                    -0.85
                 Charge Off Amounts                                                  73,056.77
                 Charge Off Amounts allocable to Investor Certificateholders              0.00

Sec. 4.01(xvi)   Pool Balance as of end of preceding Collection Period          173,689,837.57
                 Pool Balance as of end of second preceding Collection Period   177,192,100.66

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                          Page 3
Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                 January 18 2000

Sec. 4.01(xvii)  Invested Amount                                               150,280,815.26


Sec. 4.01(xxi)   Has a Rapid Amortization Event Ocurred?                                   NO

Sec. 4.01(xxii)  Has an Event of Default Ocurred?                                          NO

Sec. 4.01(xxiii) Amount Distributed to Credit Enhancer per 5.01(a)(1)                8,033.85
                 Amount Distributed to Credit Enhancer per 5.01(a)(6)                    0.00
                 Unreimbursed Amounts Due to Credit Enhancer                             0.00

Sec. 4.01(xxiv)  Guaranteed Principal Distribution Amount                                0.00

Sec. 4.01(xxv)   Credit Enhancement Draw Amount                                          0.00

Sec. 4.01(xxvi)  Amount Distributed to Seller per 5.01(a)(10)                      243,950.26

Sec. 4.01(xxvii) Maximum Rate                                                        8.6863 %
                 Weighted Average Net Loan Rate                                      8.6863 %

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                          Page 4
Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                 January 18 2000

Sec. 4.01(xxviii)  Minimum Seller Interest                   3,417,012.37

Sec. 4.01(xxix)    Required Servicer Advance                         0.00
                   Unreimbursed Required Servicer Advance            0.00
                   Required Servicer Advance Reimbursement           0.00

Sec. 4.01(xxx)     Spread Account Requirement                2,284,162.07
                   Amount on deposit in the Spread Account   2,284,162.07
                   Spread Account Deposit                       11,361.63
                   Spread Account Withdrawal                   172,994.63

                     Delinquencies
 Group 1
                                    Principal
 Period         Number              Balance                  Percentage
31-60 days          64             1,791,331.49                  1.05 %
61-90 days          14               422,103.73                   .25 %
91-120 days          4                51,759.97                   .03 %
121+days            17               504,049.73                   .30 %
 Total              99.00          2,769,244.92                  1.63 %

                     Loans in Foreclosure
 Group 1
                      Principal
 Number               Balance                Percentage
    .00                  .00                   .00 %

                     Loans in REO

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                          Page 5
Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                 January 18 2000

 Group 1
                      Principal
 Number               Balance                Percentage
    .00                  .00                   .00 %

REO PROPERTY
DATE BE-              LOAN                  PRINCIPAL
COME  REO             NUMBER                BALANCE

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION